Exhibit 23 (ii)
                          C.M. Life Insurance Company
 Schedule I : Summary of Investments Other Than Investments in Related Parties
                            As of December 31, 1998
                                ($ In Millions)

                                                                                          Balance
                   Type of Investment                             Cost or       Fair       Sheet
                                                                Other Basis    Value       Amount
                                                                -----------    -----       ------
Bonds
      U.S. Treasury Securities and obligations of
       U.S. Government Corporations and Agencies                    $ 69        $ 71        $ 69

      Debt Securities issued by Foreign
        Governments                                                    3           3           3

      Mortgage-backed securities                                      58          59          58

      State and local governments                                     12          12          12

      Corporate debt securities                                      523         537         523

      Utilities                                                       18          19          18
                                                                 -------     -------     -------

            Total Bonds                                              683       $ 701         683
                                                                 -------     -------     -------


Other Investments:

     Mortgage Loans                                                  126                     126

     Policy Loans                                                    150                     150
     Common Stocks of Affiliates                                      62        $ 68          68
     Other Short Term Investments                                      9                       9
     Cash and Cash Equivalents                                       106                     106
                                                                 -------                 -------
                Total Other Investments                              453                     459
                                                                 -------                 -------

                Total Investments                                $ 1,136                 $ 1,142
                                                                 =======                 =======

                          C.M. LIFE INSURANCE COMPANY

             SCHEDULE III: SUPPLEMENTARY INSURANCE INFORMATION (1)

                               December 31, 1998
                                 (In Millions)

                                                      Policyholders'                        Policy Benefits
                                       Policyholders'   Dividends                    Net     and Payments               Other
                                        Reserves and   Claims and      Premium   Investment  and Increase             Insurance
Segment                                    Funds     Other Benefits    Income      Income    in Reserves  Commissions  Expense
------------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1998
----------------------------

Individual line                               $996         $  4          $406          $82         $354        $50        $80

Year ended December 31, 1997 (2)
--------------------------------

Individual line                               $951         $  5          $331          $75         $301        $34        $53

Year ended December 31, 1996  (2)
---------------------------------

Individual line                               $908          $ 4          $314          $75         $317        $25        $49

(1) Deferred policy acquisition cost column has been omitted from this schedule because it does not apply to stock subsidiaries of mutual life insurance companies which use statutory financial statements.

(2) Prior year amounts have been restated to conform with current year presentation.

                          C.M. Life Insurance Company
                           Schedule IV: Reinsurance
             For the Years Ended December 31, 1998, 1997 and 1996
                                 (In Millions)


                                                                  Ceded
                                                    Gross        To Other        Net
                                                    Amount       Companies      Amount
                                                    ------       ---------      ------
      December 31, 1998
      -----------------

     Life insurance in force                         $47,089       $27,665       $19,424
                                                     =======       =======       =======

     Premium and other considerations:
          Individual life and annuities                 $459          $ 59          $400
          Group life                                       6             -             6
                                                     -------       -------       -------
     Total Premium and other considerations:            $465          $ 59          $406
                                                     =======       =======       =======

      December 31, 1997 (1)
      ---------------------

     Life insurance in force                         $36,148       $18,127       $18,021
                                                     =======       =======       =======

     Premium and other considerations:
          Individual life and annuities                 $373          $ 47          $326
          Group life                                       5             -             5
                                                     -------       -------       -------
     Total Premium and other considerations:            $378          $ 47          $331
                                                     =======       =======       =======

      December 31, 1996 (1)
      ---------------------

     Life insurance in force                         $24,358        $7,813       $16,545
                                                     =======       =======       =======

     Premium and other considerations:
          Individual life and annuities                 $352          $ 47         $ 305
          Group life                                       9             -             9
                                                     -------       -------       -------
     Total Premium and other considerations:            $361          $ 47          $314
                                                     =======       =======       =======


(1) Prior years amounts have been restated to conform with current year presentation.

                          C.M. Life Insurance Company

                SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS

                                 (In Millions)

                                                           Additions    Realized    Unrealized       Net      Balance
                                            Balance at      Reserve      Capital      Capital     change to    at end
                                           beginning of  Contributions    Gains        Gains    Shareholder's    of
Description                                   period          (1)      (Losses) (2) (Losses) (3) Equity (4)  period (5)
-----------------------------------------------------------------------------------------------------------------------

As of and for the year ended
  December 31, 1998
  -----------------
Bonds, Preferred Stocks and Short-
  term Investments                              $ 5          $ 2          $ -           $ -           $ 2           $ 7
Mortgage Loans                                    6            1           (1)            -             -             6
Other Investments                                16            1            -            (6)           (5)           11
  Asset Valuation and other                     ---          ---          ----          ----          ----          ---
   investment reserves (6)                      $27          $ 4          $(1)          $(6)          $(3)          $24
                                                ===          ===          ====          ====          ====          ===

As of and for the year ended
  December 31, 1997 (7)
  ---------------------
Bonds, Preferred Stocks and Short-
  term Investments                              $ 6          $ 1          $ -           $(2)          $(1)          $ 5
Mortgage Loans                                    3            3            -             -             3             6
Other Investments                                13            -            -             3             3            16
                                                ---          ---          ---           ---           ---           ---
  Asset Valuation and other
   investment reserves (6)                      $22          $ 4          $ -           $ 1           $ 5           $27
                                                ===          ===          ===           ===           ===           ===


As of and for the year ended
  December 31, 1996 (7)
  ---------------------
Bonds, Preferred Stocks and Short-
  term Investments                              $ 6          $ 2          $ -           $(2)          $ -           $ 6
Mortgage Loans                                    5            -           (2)            -            (2)            3
Other Investments                                 9            -            3             1             4            13
  Asset Valuation and other                     ---          ---          ---           ---           ---           ---
    investment reserves (6)                     $20          $ 2          $ 1           $(1)          $ 2           $22
                                                ===          ===          ===           ===           ===           ===


(1) Amounts represent contributions calculated on a statutory formula and other amounts we deem necessary. Additionally, these amounts represent the net impact on shareholder's equity for investment gains and losses not related to changes in interest rates.

(2) These amounts offset realized capital gains (loss), net of tax, that have been recorded as a component of net income. Amounts include realized capital gains and losses, net of tax, on sales not related to interest fluctuations, such as repayments of mortgage loans at a discount and mortgage loan foreclosures.

(3) These amounts offset unrealized capital gains (loss), recorded as a change in shareholder's equity. Amounts include unrealized losses due to market value reductions of securities with an NAIC quality rating of 6 and net changes in the unrealized capital gains and losses from affiliated mutual funds.

(4) Amounts represent the reserve contribution (note 1) less amounts already recorded (notes 2 and 3). This net change in reserves is recorded as a charge to shareholder's equity.

(5) The balance is comprised of the asset valuation reserve and other investment reserves, which is recorded as a liability in the statutory financial statements.

(6) The Asset Valuation Reserve is a component of Total Adjusted Capital, while other investment reserves are excluded from Total Adjusted Capital, according to the NAIC definition.

(7) Prior year amounts have been restated to conform to current year presentation.